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               FEDERAL HOME LOAN BANK OF DES MOINES
                        Des Moines, Iowa


      AGREEMENT FOR ADVANCES, PLEDGE AND SECURITY AGREEMENT

                        Blanket Pledge


    This Agreement for Advances, Pledge and Security Agreement ("Agreement"), effective the 3rd day of May, 1993, is entered between Allegiant Bank ("Member"), with principal offices at 4323 N. Grand, St. Louis, MO 63107 and the Federal Home Loan Bank of Des Moines ("Bank"), with principal offices at 907 Walnut, Des Moines, Iowa 50809.

    WHEREAS, The Bank in accordance with the Federal Home Loan Bank Act, regulations and directives of the Federal Housing Finance Board, and policies promulgated by its own Board, makes available advances to its members. The available advances are set forth by the Bank in a statement of "Credit Policy," as may be amended from time to time.

    WHEREAS, The member may, from time to time, apply for an advance or advances which may be available to it.

    NOW THEREFORE, For valuable consideration and with respect to each and every such advance, the Parties agree as follows:

    SECTION 1. CONFIRMATION OF ADVANCE. To be bound by the terms and conditions set forth herein, in the confirmation of advance issued with respect to each advance, and in the Bank's Credit Policy as may be amended from time to time. A confirmation of advance shall mean a writing or machine readable electronic transmission in such form or forms as may be determined by the Bank from time to time.

    SECTION 2. PAYMENT TO THE BANK. To repay each and any advance together with interest thereon according to the confirmation of each such advance communicated to the Member by the Bank, together with any unpaid costs and expenses in connection therewith. Such payment shall be made at the office of the Bank in Des Moines, Iowa, or at such other place as the Bank, or its successors or assigns, may from time to time appoint in writing.

    The default rate on past due principal and interest may, at the option of the Bank, be at a rate of 1% per annum higher than the then current rate being charged by the Bank for advances.

    SECTION 3. ASSIGNMENT TO BANK OF SECURITY INTEREST IN BANK STOCK. The Member hereby assigns, transfers and pledges to the Bank, its successors and assigns, all stock of the Federal Home Loan Bank of Des Moines owned by the Member as collateral security for payment of any and all Indebtedness, whether in the nature of an advance or otherwise, of the Member to the Bank, its successors and assigns.

    SECTION 4. ASSIGNMENT OF SECURITY INTEREST IN OTHER COLLATERAL.
As additional collateral security for any and all such advances, Member assigns, transfers, and pledges to the Bank, its successors or assigns, each and every note or other instrument evidencing a debt and any mortgage, deed of trust, title, or document of title securing it; all securities (including, but not limited to mortgage-backed securities issued or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, obligations of or guaranteed by the United States or any agency thereof, share certificates or other participation interests in any securities trust, mortgage loan participation certificates); all contract for deeds; all chattel paper; any chose in action; all general intangibles; all deposit accounts; certificates of deposit; and proceeds from any of the above (hereinafter "Collateral").
With respect to such Collateral, Member undertakes and agrees as follows:

    A. That such security interest shall extend to after acquired Collateral of a similar nature;

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    B. That the Member shall be at liberty to use, commingle, and dispose of all or part of the Collateral, and to collect, compromise, and dispose of the proceeds of the Collateral without being required to account for the proceeds or replace the Collateral subject only to its obligation to maintain the Collateral as herein provided;

    C. To keep and maintain such Collateral free and clear of pledges, liens, and encumbrances to others as the required collateral maintenance level. The "required collateral maintenance level" means the amount of collateral the member is required to maintain free and clear of pledge, liens, and encumbrances to others as set forth from time to time in the Credit Policy:

    D. To assemble and deliver Collateral to the Bank or its authorized agents immediately upon demand of the Bank; and as specified by the Bank in its Credit Policy from time to time, and to pay for the safekeeping collateral as established by the Bank;

    E. To make, execute, and deliver to the Bank such assignments, endorsements, listings, powers, financing statements or other instruments as the Bank may reasonably request respecting such Collateral.

    SECTION 5. DUTY TO USE REASONABLE CARE. In the event Member delivers security to Bank or its Agent pursuant to paragraph 4 above, the duty of the Bank with respect to said security shall be solely to use reasonable care in the custody and preservation of the security in its possession.

    SECTION 6. ADDITIONAL SECURITY. Member shall assign additional or substituted Collateral for such advances at any time the Bank shall deem it necessary for the Bank's protection.

    SECTION 7. EVENTS OF DEFAULT. The Bank may consider the Member in default hereunder upon the occurrence of any of the following events or conditions:

    A. Failure of the Member to pay any interest, or repay any principal, or any advances as herein required; or

    B. Breach or failure to perform by the Member of any covenant, promise, condition, obligation or liability contained or referred to herein, or any other agreement to which the Member and the Bank are parties; or

    C. Proof being made that any representations, statements or warranty made or furnished in any manner to the Bank by or on behalf of the Member in connection with all or part of any advance was false in any material respect when made or furnished; or

    D. Loss, theft, damage, destruction, sale or encumbrance to or of any of the Collateral except as herein permitted, or the making of any levy, seizure or attachment thereof or therein; or

    E. Any tax levy, attachment, garnishment, levy of execution or other process issued against the Member or the Collateral; or

    F. Any suspension of payment by the Member to any creditor or any events which results in acceleration to the maturity of any indebtedness of the Member to others under any indenture, agreement or undertaking or

    G. Application for, or appointment of, a receiver of any part of the property of the Member, or in case of adjudication of insolvency, or assignment for benefit of creditors, or general transfer of assets by the Member, of if management of the Member is taken over by any supervisory authority, or in case of any other form of liquidation, merger, sale of assets or voluntary dissolution, or upon termination of the membership of the Member in the Federal Home Loan Bank of Des Moines, or in the case of advances made under the provisions of 12 U.S.C. Section 1431(g)(4), if at any time thereafter the creditor liabilities of the Member, excepting its liabilities to the Bank, are increased in any manner to an amount exceeding 5% of its net assets or;

    H. Determination by the Bank that a material adverse change has occurred in the financial condition of the Member from that disclosed at the time of the making of any advance, or from the condition of the Member as theretofore most recently disclaimed to the Bank in any manner; or

    I. If the Bank reasonably and in good faith deems itself insecure even though the Member is not otherwise in default.

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    SECTION 8. BANK REMEDIES IN THE EVENT OF DEFAULT. At any time after any default as herein before provided, the Bank may, at its option, declare the entire amount of any and all advances to be immediately due and payable. The Bank shall have all of the remedies of a secured party under the Uniform Commercial Code of the State of Iowa. In addition thereto, the Bank may take immediate possession of any of the Collateral or any part thereof wherever the name may be found. The Member agrees to pay all the costs and expenses of the Bank in the collection of the secured indebtedness and enforcement of the Bank's rights hereunder including, without limitation, reasonable attorney's fees. The Bank may sell the Collateral or any part thereof in such manner and for such price as the Bank deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held. The Bank shall have the right to purchase all or part of the Collateral at public or private sale. If any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed reasonable and properly given if mailed, postage prepaid, at least five days before any such disposition to the address of the Member appearing on the records of the Bank. The proceeds of any sale shall be applied in the following order: First, to pay all costs and expenses of every kind for the care, collection, safekeeping, sale, foreclosure, delivery or otherwise respecting the Collateral (including expenses incurred in the protection of the Bank's title to or lien upon or right in any of the Collateral, expenses for legal services of any kind in connection therewith or in making any such sale or sales, insurance, commission for sales and guaranty); then to interest on all indebtedness of the Member to the Bank; then to the principal amount of any such indebtedness whether or not such indebtedness is due or accrued. The Bank, at its discretion, may apply any surplus to indebtedness of Member to third parties claiming a secondary security interest in the Collateral. Any remaining surplus shall be paid to the Member.

    SECTION 9. APPOINTMENT OF BANK AS ATTORNEY-IN-FACT. In the event of default, and without limiting any other rights the Bank might have as a secured party under the Uniform Commercial Code of Iowa, or the laws of any jurisdiction under which Bank might be exercising rights hereunder, and under this Agreement, Member does hereby make, constitute and appoint Bank its true and lawful attorney-in-fact to deal with the Collateral and, in its name and stand to release, collect, compromise, settle and release or record any mortgage of deed or trust which in a part of such Collateral as fully as the Member could do if acting for itself. The powers herein granted are coupled with an interest, and are irrevocable, and full power of substitution is granted to the Bank in the premises.

    SECTION 10. AUDIT AND VERIFICATION OF COLLATERAL. In extension and not in limitation of all requirements of law respecting examination of the Member by or on behalf of the Bank, the Member agrees that all Collateral pledged hereunder shall always be subject to audit and verification by or on behalf of the Bank in its corporate capacity.

    SECTION 11. RESOLUTION TO BE FURNISHED BY MEMBER. Member agrees to furnish to the Bank from time to time a certified copy of resolution of its Board of Directors or other governing body authorizing such of the Member's officers, as the Member shall select, to apply for advances from the Bank. Unless the Bank shall be otherwise notified in writing, the Bank may honor applications made by such officers other than in writing; but, in such event the member shall confirm such application for advance in writing on forms furnished by the Bank. But the Member shall forever be stopped to deny its obligation to repay such advance whether or not an application in writing is ever received by the Bank so long only as the advance is made in good faith by the Bank on the request of an officer or employee so authorized by the Member.

    SECTION 12. APPLICABILITY OF BANK ACT. In addition to the terms and conditions herein specifically set forth, all advances are subject to the rights, powers, privileges and duties conferred upon the Federal Housing Finance Board, the Federal Home Loan Banks, and on member institutions by the Act of Congress entitled, "Federal Home Loan Bank Act, as amended."

    SECTION 13. JURISDICTION. In any action or proceeding brought by the Bank or the Member in order to enforce any right or remedy under this Agreement, Member will submit to the jurisdiction of the United States District Court for the Southern District of Iowa, or if such action or proceeding may not be brought in Federal Court, the jurisdiction of the Iowa District Court in Polk County.

    If any action or proceeding is brought by the Member seeking to obtain relief against the Bank arising out of this Agreement and such relief is not granted by a court of competent jurisdiction, the Member will pay all attorney's fees and court costs incurred by the Bank in connection therewith.

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    SECTION 14. CHOICE OF LAW. This Agreement shall be construed and enforced according to the laws of the State of Iowa, except that the rate of interest on advances hereunder shall be governed by the provisions of 12 U.S.C. Section 1430 (as amended).

    SECTION 15. AGREEMENT CONSTITUTES ENTIRE AGREEMENT. This Agreement embodies the entire Agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes all prior agreements between such parties that relate to the subject matter except that: The Credit Policy as duly adopted by the Bank's Board of Directors from time to time shall be incorporated herein, unless agreed to in writing by both parties. Advances made by the Bank to Member prior to the execution of this Agreement shall continue to be governed exclusively by the terms of the prior agreements pursuant to which such advances were made, except that (i) any default thereunder shall constitute default hereunder, (ii) Collateral furnished as security hereunder shall also secure such prior advances and (iii) the rights and obligations with respect to such Collateral shall be governed by the terms of this Agreement.

    SECTION 16. SECTION HEADINGS. Section headings are not to be considered part of this Agreement. Section headings are solely for convenience of reference, and shall not affect the meaning of interpretation of this Agreement or any of its provisions.

    SECTION 17. SEVERABILITY OF SECTIONS. If any section or portion thereof is deemed void in any legal proceeding, the remainder of the Agreement shall remain in full force and effect.

    SECTION 18. The person signing this document on behalf of the Member represents that its execution was authorized by appropriate action of the directors of the Member which was completed on the 22nd day of April, 1993, and that such action is duly reflected in the records of the Member.




Allegiant Bank                      FEDERAL HOME LOAN BANK OF DES MOINES
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(Full Corporate Name of Member)


By: /s/ Kay Weber                   By: /s/ George A. Katterman
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Title: Vice President               Title: Senior Vice President
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Date: May 3, 1993                   Date: May 4, 1993
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By: /s/ Shaun R. Hayes              By: /s/ Jerry R. Ferguson
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Title: President/CEO                Title: Vice President
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Date: May 3, 1993                   Date: May 4, 1993
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